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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                              13-2740599
              ------------                           ------------
(State of incorporation or organization)           (I.R.S. Employer
                                                  Identification No.)
        4 World Financial Center
          New York, New York                            10080
      ----------------------------                    ---------
(Address of principal executive offices)              (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-83374
---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
         -------------------                      ------------------------------

S&P 500(R) Market Index Target-Term
Securities(R) due June   , 2009                   The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                                (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard and Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of the The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and Merrill Lynch & Co., Inc. is an authorized sublicensee.

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Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------

          The description of the general terms and provisions of the S&P 500(R) Market Index Target-Term Securities ("MITTS(R)") due June , 2009 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated June 5, 2002, and the Prospectus dated April 1, 2002, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-83374 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated June 5, 2002, and Prospectus dated April 1, 2002, (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

       99 (B)  Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on The American Stock Exchange.

* Exhibit 99(C) is incorporated by reference from Exhibit(3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2

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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MERRILL LYNCH & CO., INC.



                                        By:      /s/ Andrew J. Quigley
                                            ------------------------------------
                                                     Andrew J. Quigley
                                                   Assistant  Secretary

Date: June 25, 2002

                                       3

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            MERRILL LYNCH & CO., INC.

                                    EXHIBITS
                                       TO
                          FORM 8-A DATED JUNE 25, 2002



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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
-----------

99 (A)            Preliminary Prospectus Supplement dated
                  June 5, 2002, and Prospectus dated
                  April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

99 (B)            Form of Note.

99 (C)            Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, formerly
                  Chemical Bank (successor by merger to
                  Manufacturers Hanover Trust Company),
                  dated as of April 1, 1983, as amended and restated.*

* Exhibit 99(C) is incorporated by reference from Exhibit(3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.